EXHIBIT 2.1

                            ARTICLES OF INCORPORATION
                                       OF
                                MW MEDICAL, INC.


              That we, the undersigned, have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Nevada pursuant to Nevada Revised Statutes Chapter 78, and do hereby adopt the following Articles of Incorporation.



                                    ARTICLE I
                               Name of Corporation

              The name of this Corporation shall be MW Medical, Inc.



                                   ARTICLE II
                                 Resident Agent

              This Corporation hereby appoints Corporate Services Company, 723 So. Casino Center Boulevard, 2nd Floor, Las Vegas, Nevada, 89101-6716, with a mailing address of P.O. Box 7346, Las Vegas, Nevada 89125-2346 as Resident Agent of this Corporation. The Board of Directors may, at any time, effect the revocation of this or any other appointment of such agent.



                                   ARTICLE III
                                      Stock

              The authorized capital stock of this Corporation shall be: one hundred million (100,000,000) shares of Common Stock, having a par value of $0.001. The board of directors is authorized to fix and determine in a resolution the classes, series and numbers of each class or series as provided in NRS 78.195 and 78.196.



                                   ARTICLE IV
                               Board of Directors

              The business and affairs of this Corporation shall be conducted by a Board of Directors of not less than one (1) nor more than seven (7) members, as established from time to time by said Board. The following named persons and their addresses shall constitute the first Board of Directors, the size of which is set at one (1):

                                                          Grace Sim

                                        7373 North Scottsdale Road, Suite B-169
                                        Scottsdale, Arizona 85253

                                    ARTICLE V
                                  Incorporators

              The incorporator of the Corporation and his address is as follows:

                                                     Gary R. Blume, Esq.
                                                     11801 North Tatum Boulevard
                                                     Suite 108
                                                     Phoenix, Arizona 85028


                                   ARTICLE VI
                                 Indemnification

              The Corporation shall, to the full extent permitted by Nevada law, indemnify all persons whom it may indemnify pursuant thereto.

              The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

              The Corporation is authorized to provide indemnification of agents for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted, subject to the limits on such excess indemnification set forth in Chapter 78 of the Nevada Revised Statutes.

              As provided in N.R.S. Sec. 78.751 (5) the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this article do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.


              IN WITNESS WHEREOF, the undersigned have caused these Articles to be executed as of the ________ day of _________________, 1997.


--------------------------------
Gary R. Blume, Esq.

STATE OF ARIZONA                                                  )
                                                                  ) ss
County of Maricopa                                                )

              On this, the ____________day of  __________________,  19___ before me, the undersigned Notary Public, personally appeared Gary R. Blume, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same for the purposes therein contained.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                 -------------------------------
                                                                   Notary Public
My Commission Expires:

-----------------------

                   ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT
                                       FOR
                                MW MEDICAL, INC.


              _____________________________,  having been  designated  to act as
Resident Agent, hereby consents to act in that capacity for the above named corporation in accordance with applicable law.


------------------------------------------
Signature of Resident Agent


DATED:  _____________________